Exhibit 99.1

Forrester Appoints Nate Swan As Chief Sales Officer

CAMBRIDGE, Mass., December 19, 2022 — Forrester (Nasdaq: FORR) today announced the appointment of Nate Swan as chief sales officer, effective January 3, 2023. A veteran technology sales leader, Swan has expertise in building and scaling organizations to drive revenue growth. At Forrester, he will use his expertise in leading global high-growth organizations to scale the business, drive sustained double-digit contract value growth, and build a high-performing sales organization.

“Nate has more than 20 years of sales experience in the research industry and is the ideal candidate to lead Forrester into its next era of growth,” said George F. Colony, Forrester’s chairman and chief executive officer. “He is especially adept at driving contract value growth using a data-driven, repeatable selling motion that can scale. Nate has seen the impact research can have on large companies — he will lead the sales team to bring Forrester’s research to an ever-widening base of clients. I am delighted to welcome him to our executive team.”

Swan spent more than two decades at Gartner and led the company’s inside sales team and major accounts. While at Gartner, he held several sales leadership positions, including managing sales teams, building leadership development and coaching programs for sales leaders, and directing sales enablement.

“This is an exciting time to join Forrester, as the company is at a critical inflection point,” said Swan. “Over the past two years, Forrester has undergone a massive transformation with the delivery of its new, outcome-focused Forrester Decisions research portfolio. As chief sales officer, I will be laser-focused on building and scaling the sales team to deliver the value of Forrester Decisions to both existing and new clients as well as drive value for shareholders.”

About Forrester

Forrester (Nasdaq: FORR) is one of the most influential research and advisory firms in the world. We help leaders across technology, marketing, customer experience, product, and sales functions use customer obsession to accelerate growth. Through Forrester’s proprietary research, consulting, and events, leaders from around the globe are empowered to be bold at work — to navigate change and put their customers at the center of their leadership, strategy, and operations. Our unique insights are grounded in annual surveys of more than 700,000 consumers, business leaders, and technology leaders worldwide; rigorous and objective research methodologies, including Forrester Wave™ evaluations; 70 million real-time feedback votes; and the shared wisdom of our clients. To learn more, visit Forrester.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about the anticipated start date of Forrester’s new chief sales officer, the attainment of double-digit contract value growth, building and scaling a high-performing sales organization, and Forrester’s future financial performance and financial condition. These statements are based on Forrester’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and results to differ include, among others, Forrester’s ability to retain and enrich memberships for its research products and services; Forrester’s ability to fulfill existing or generate new consulting engagements and advisory services; technology spending; the risks and challenges inherent in international business activities; the impact of health epidemics, including COVID-19, on Forrester’s business; Forrester’s ability to offer new products and services; Forrester’s dependence on key personnel; Forrester’s ability to attract and retain professional staff; Forrester’s ability to respond to business and economic conditions and market trends; the impact of Forrester’s outstanding debt obligations; competition and industry consolidation; possible variations in Forrester’s quarterly operating results; concentration of ownership of Forrester; the possibility of network disruptions and security breaches; any failure to enforce and protect Forrester’s intellectual property rights; compliance with privacy laws; taxation risks; any weakness in Forrester’s system of internal controls; and the amount and timing of the repurchase of Forrester stock. Forrester undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to Forrester’s reports and filings with the Securities and Exchange Commission.